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                                                                   EXHIBIT 10.18

                          JOINT DEVELOPMENT AGREEMENT
                                BASE AGREEMENT

          THIS BASE AGREEMENT, dated as of August 12, 1999, is made by and among Global Health Initiatives, a _________ corporation having offices in Potomac, Maryland ("GHI"), Windom Health Enterprises, a California corporation having offices in Berkeley, California ("Windom"), and HealthCentral.com, a California corporation having offices in Emeryville, California ("HealthCentral.com").

          WHEREAS, the parties wish from time to time to enter into agreements covering various projects that may be undertaken from time to time by the parties involving:

          1) services provided by GHI to Windom, HealthCentral.com or their customers;

          2) services provided by Windom or HealthCentral.com to GHI or GHI's customers;

          3) products provided by GHI to Windom or HealthCentral.com that are used to create jointly owned products; and

          4) products provided by Windom or HealthCentral.com to GHI that are used to create jointly owned products.

          WHEREAS, the parties wish to specify the general terms and conditions of such agreements by establishing this Base Agreement which may be incorporated by reference into specific Project Agreements to be entered into from time to time by the parties.

          NOW, THEREFORE, and in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. A specific project will be defined in its own Project Agreement. The basic format for a Project Agreement is attached hereto as Annex A. Each Project
                                                          -------
     Agreement together with this Base Agreement forms a separate agreement, although the parties may refer to this Base Agreement together with all of its Project Agreements collectively as the Joint Development Agreement (the "JDA"). Only projects specified in a Project Agreement shall be subject to the JDA. The projects specified on Annex B shall not be subject to the JDA,
                                        -------
     rather they may be pursued individually (and not jointly) by the party as indicated on such Annex.

2. The parties shall use their best efforts to perform the services, deliver the products or otherwise perform the obligations as specified in the Project Agreement.

3. Unless otherwise specified in the Project Agreement for a particular project, (a) whenever a project principally involves one party acting as a sales agent for another party, the sales agent is entitled to a commission payable out of the project revenue in an amount equal to 10% of
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     the total project revenue and (b) whenever one party acts as a project manager for another party, the project manager is entitled to a fee payable out of the project revenue of 25% of the total project revenue.

4.   The JDA is a non-exclusive worldwide product and service agreement.

5. The parties are acting as independent contractors and not as partners under the JDA.

6. GHI's areas of service expertise will include (a) high level solution consulting; (b) integration and sales of integrated health care-specific enterprise engineering sales; (c) integration, sales and project management of next generation health information systems; and (d) development, sales and support of virtual health management services (e.g., demand management, disease management and population health services).

7. GHI's products will include large scale domestic and international health information systems spanning clinical, administrative, telemedicine, educational, personal health, community network and population database systems.

8. Windom's and HealthCentral.com's products will include personal and community health information systems.

9. In the provision of services or products specified in each Project Agreement, (a) GHI may partner with other firms, as it deems appropriate, including in the areas of providing personal and community health information systems, and (b) Windom or HealthCentral.com may partner with other firms, as it deems appropriate, including in the areas of providing clinical, administrative, telemedicine, educational and population database information systems.

10. The parties will continue to individually own any of their respective assets that they may make available to each other pursuant to the JDA. The parties will jointly own any products jointly produced as specified in the Project Agreement.

11. Each party is entitled to a reasonable accounting of all revenue generated by a project that is the subject of a Project Agreement. Such revenue may only be used (a) to maintain operations and marketing for such project, (b) as specified in the applicable Project Budget, or (c) in a manner that is mutually agreed by the parties hereto.

12. Each party will use its best efforts to develop a reasonable formula for sharing revenue from any co-branded assets and related services that may be developed or provided by the parties pursuant to the JDA.

13. A Project Agreement must be executed by GHI, Windom and HealthCentral.com and may be executed by other persons or entities mutually acceptable to GHI, Windom and HealthCentral.com that wish to participate in the provision of products, licenses or services pursuant to the JDA, including distribution companies (e.g., international Internet providers) and content companies (e.g., Healthwise). Any party signing a Project Agreement agrees to

                                      -2-
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     be bound by all of the terms and conditions of this Base Agreement as if, and to the same extent that, such party were a party to this Base Agreement.

14. Each party acknowledges that by reason of its relationship to the other hereunder it will have access to certain information and materials concerning the other parties' operations, business, plans, customers, technology and products that are confidential and of substantial value to such party, which value would be impaired if such information were disclosed to third parties. Each party agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any information received by it which is marked confidential or which is disclosed orally and the confidential nature of which is confirmed in writing within 30 days after disclosure by the other party, and a written summary is provided by the disclosing party to the receiving party ("Confidential Information"). Each party shall protect the confidential nature of such Confidential Information with at least the level of care it takes to protect its own confidential information of similar value, but in no event with less than reasonable care. No party shall publish any Confidential Information of another party without that other party's written permission. In the event of termination of the JDA (or any part thereof), there shall be no use or disclosure by any party of any Confidential Information of another party.

15. No party may assign its rights, duties or obligations under the JDA (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except that Windom's rights, duties and obligations may be assigned by operation of law to a wholly-owned subsidiary of HealthCentral.com pursuant to the currently contemplated merger.

16. GHI shall not compete with Windom or HealthCentral.com in the area of public or institutional Consumer Heath Informatics product and service development. GHI will as a result receive "most favored customer" pricing at least as favorable as the pricing given to any other customer of Windom or HealthCentral.com purchasing similar or lesser quantities over similar or greater periods under substantially similar terms and conditions from Windom or HealthCentral.com on projects in which it is seeking to include consumer health informatics into its projects. To reciprocate GHI will grant Windom and HealthCentral.com first right of refusal on equal or better quality and with most favored customer pricing proposals on consumer health informatics development and service within GHI projects.

17. Windom and HealthCentral.com shall not compete with GHI in the areas of (1) health care systems consulting, (2) enterprise engineering, (3) health information systems or (4) virtual health management, except, in the case of each of clauses (1) through (4) in this paragraph above, with respect to consumer health informatics. HealthCentral.com will as a result receive most favored customer pricing from GHI on projects in which it is seeking to include system consulting, enterprise engineering, broad health information systems development or virtual health management into its projects. To reciprocate HealthCentral.com and Windom will grant GHI first right of refusal on equal or better quality and most favored customer pricing proposals on consumer health informatics development and service within HealthCentral.com and Windom projects.

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18.  Notwithstanding Section 17 above, the JDA shall not restrict
     HealthCentral.com's ability to (1) provide personal health record products and services (including disease and demand management products and services) within virtual health management systems, or (2) enter into contracts or other arrangements (including investments and joint business development) with health information systems vendors. HealthCentral.com may also engage in providing linkages between personal health records held by the consumer, on the one hand, and clinical records, lab reports, radiology reports, and other types of reports generated or used by health professionals (including doctors and health care institutions), on the other hand.

19. As used herein, "virtual health management" means the provision of health services through an information intense health network. Virtual health management systems may include traditional health and medical services, but they tend to focus on demand management, disease management and population health services in an integrated model of service delivery. The informed and empowered consumer is key to virtual health management. Effective interactive media and health information infrastructure are essential pre-requisites to virtual health management.

20. The JDA shall terminate on the later of (a) the 5th anniversary of the date of the last Project Agreement, (b) the 2nd anniversary of completion or mutual abandonment of the last project undertaken hereunder, or (c) if no Project Agreement is ever executed and delivered by the parties, on or before the 5th anniversary of the date of this Base Agreement.

21. The JDA shall be governed by and construed in accordance with the laws of the State of California (without regard to its choice of law principles).

22. The JDA may be executed in counterparts, each of which constitute an original and all of which together constitute one and the same instrument.

23. This Base Agreement, together with its Annexes including any Project Agreements attached hereto, constitute the entire agreement between the parties hereto concerning the subject matter hereof and supercede all prior oral or written agreements, arrangements and discussions with respect to such subject matter.

24. If any provision in the JDA is determined to be invalid, void or unenforceable, in any respect, the remaining provisions of the JDA other than those held to be invalid, void or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated by the JDA is not affected in any manner adverse to any party.

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IN WITNESS WHEREOF, the parties hereto have executed this Base Agreement as of the date first written above.

WINDOM HEALTH ENTERPRISES                    GLOBAL HEALTH INITIATIVES


By: /s/ Michael D. McDonald                  By: /s/ Michael D. McDonald
   -------------------------------              -------------------------------
Name:  Michael D. McDonald                   Name:  Michael D. McDonald
Title: President/CEO                         Title: President/CEO

HEALTHCENTRAL.COM


By: /s/ Albert L. Greene
   -------------------------------
Name:  Albert L. Greene
Title: President/CEO

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                                                                         ANNEX A

                           FORM OF PROJECT AGREEMENT

                            Project Name:__________

Definition of Project:
- ---------------------


Project Budget and Source of Project Expense Funding:
- ----------------------------------------------------


Services or Products to be Provided:
- -----------------------------------


Products to be Produced and Jointly Owned (50% ownership by GHI unless
- ----------------------------------------------------------------------
specified):
- ----------


Formula for Revenue Sharing:
- ---------------------------


Sales and Marketing Territory:
- -----------------------------


Method of Distributing Product or Information:
- ---------------------------------------------


IN WITNESS WHEREOF, the parties hereto have executed this Project Agreement as of [Date], to be attached to the base Agreement, dated as of March 23, 1999, by and among the parties, the terms and conditions of which are incorporated herein by reference, except to the extent of any inconsistency with the terms of this Project Agreement which shall govern.

WINDOM HEALTH ENTERPRISES                     GLOBAL HEALTH INITIATIVES

By:__________________________________         By:______________________________
Name:                                         Name:
Title:                                        Title:

HEALTHCENTRAL.COM

By:__________________________________
Name:
Title:
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                                                                         ANNEX B


                          PROJECTS NOT SUBJECT TO JDA

                            (as of August 2, 1999)


The following projects are not subject to the Joint Development Agreement and may be undertaken individually by the party or parties named opposite such project below:

Project                                           Developing Party
- -------                                           ----------------

1.  U.C. Berkeley Health Informatics Program      GHI

2.  WebTV Alliance Program                        GHI

3.  Health Query                                  GHI


IN WITNESS WHEREOF, the parties hereto have executed this Annex B to Base Agreement as of the date first written above.

WINDOM HEALTH ENTERPRISES                         GLOBAL HEALTH INITIATIVES


By:___________________________________            By:___________________________
Name:                                             Name:
Title:                                            Title:

HEALTHCENTRAL.COM


By:___________________________________
Name:
Title: